UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 27, 2004
(Date of Report - Date of earliest event reported)

KERR-McGEE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16619	73-1612389
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kerr-McGee Center
Oklahoma City, Oklahoma	73125
(Address of principal executive offices)	(Zip Code)

(405) 270-1313
(Registrant's telephone number)

Item 2.02	Results of Operations and Financial Condition

On October 27, 2004, Kerr-McGee Corporation announced its third-quarter 2004 earnings. The earnings release and tables are attached hereto as an exhibit and are incorporated by reference herein. (Also furnished pursuant to Item 7.)

Kerr-McGee Corporation has posted on its website, at http://www.kerr-mcgee.com, a table containing a reconciliation of GAAP to Adjusted Net Income for the year-to-date and quarterly fiscal periods ended September 30, 2004. The table is attached hereto as an exhibit and is incorporated by reference herein. (Also furnished pursuant to Item 7.)

Item 9.01	Financial Statements and Exhibits
(c) Exhibits 99.1 Press Release dated October 27, 2004 99.2 Reconciliation of GAAP to Adjusted Net Income

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERR-MCGEE CORPORATION

	By:	(John M. Rauh)
John M. Rauh
Vice President and Controller

Dated: October 27, 2004